UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2014

New Senior Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36499	80-0912734
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3140

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of New Senior Investment Group Inc. (“New Senior” or the “Company”) has appointed Ms. Justine A. Cheng, 39, as Chief Financial Officer and Treasurer effective as of December 19, 2014. New Senior was spun off from Newcastle Investment Corp. (“Newcastle”) as an independent publicly traded company in November 2014 and is managed by Newcastle’s manager, FIG LLC (the “Manager”), which is an affiliate of Fortress Investment Group (“Fortress”). Ms. Cheng has been actively involved with New Senior as Chief Financial Officer and Treasurer of Newcastle.

Ms. Cheng will continue to serve as Chief Financial Officer of Newcastle. Ms. Cheng will also continue to serve as a Managing Director of Fortress, where she has been responsible for various financial services, infrastructure and lodging, and leisure & gaming investments. Prior to joining Fortress 11 years ago, Ms. Cheng held various investment banking and private equity roles at UBS, Credit Suisse and Donaldson Lufkin & Jenrette. Ms. Cheng received a BA in Economics and a Masters in International and Public Affairs from Columbia University.

Mr. Mark A. Wallace’s last day as Chief Financial Officer and Treasurer of the Company was December 19, 2014.

The Company’s officers are appointed annually by the Board of Directors. There is no arrangement or understanding between Ms. Cheng and any other person pursuant to which she was appointed as an officer of New Senior. There are also no family relationships between Ms. Cheng and any director or executive officer of the Company.

The Company’s officers are not employees of the Company and do not receive direct cash compensation for services rendered to the Company. Rather, they are employees of the Manager and are compensated by the Manager for their services to the Company as well as other entities affiliated with the Manager. The Manager has informed the Company that, because the services performed by the individuals who serve as officers of the Company are not performed exclusively for the Company, the Manager cannot segregate and identify that portion of compensation awarded to, earned by or paid to the Company’s officers, including Ms. Cheng, that relates solely to her services to the Company. Outside of the fees and compensation paid to the Manager by the Company, Ms. Cheng did not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.
(Registrant)

/s/ Susan Givens
Susan Givens
Chief Executive Officer

Date: December 19, 2014